Exhibit 10.24

Equity Transfer Agreement

The Equity Transfer Agreement (hereinafter referred to as the “Agreement”) is entered into between the following parties in Chengdu, Sichuan, the PRC, on September 03, 2018:

Party A: Beijing Trans-Link Investment Co.,Ltd. (hereinafter referred to as the “Transferor”)

Unified LC Code: 911101057577391229

Party B: Chengdu Puyi Bohui Information Technology Co., Ltd. (hereinafter referred to as the “Transferee”)

Unified LC Code: 91510100594666757E

Target Company: Fanhua Puyi Fund Sales Co.,Ltd.

Unified LC Code: 91510108564471131K

Whereas:

1. The target company (hereinafter referred to as the Company) was registered for establishment and obtained the business license with business registration number 91510108564471131K on November 19, 2010.

2. Registered capital of the Company was RMB 65.08 million and paid-up capital RMB 65.08 million, including Party A’s subscription of RMB 10.028117 million and paid-up capital of RMB 10.28117 million, holding 15.41% equity.Party B’s subscription of RMB 55.051883 million and paid-up capital of RMB 55.051883 million, holding 84.59% equity.

3. Based on adjustment of the Company’s business development strategy, Party A intends to transfer a total of 15.41% equity of the Company they hold to Party B; Party B intends to agree to the transfer of 15.41% equity in accordance with the terms and conditions in the Agreement.

The Agreement is entered into through friendly negotiation between the Parties hereto on the aforementioned equity transfer matter for mutual obedience and performance pursuant to the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other laws, regulations and normative documents.

1. Target Equity

1.1 Based on the terms and conditions of the Agreement, Party A shall transfer 15.41% equity of the Company it hold to Party B (hereinafter referred to as the target equity) and Party B agrees the transfer of the target equity.

1.2 The target equity transferred by Party A to Party B includes the relevant shareholder’s rights and interests pertaining to the equity, including but not limited to: shareholder’s voting right, shareholder’s profit and property distribution right, senior management appointment right, all rights enjoyed by Party A in various Contracts, Articles of Association and relevant documents, and other shareholder’s rights and interests pertaining to the target equity.

1.3 From the date on which the Parties hereto complete the equity delivery in the Agreement, the rights and obligations of the Transferor shall be transferred to the Transferee.

1.4 Once the equity transfer is completed, the equity structure of the Target Company shall be as follows:

Shareholder’s Name	Capital contribution (RMB/00,000)	Equity Ratio %
Chengdu Puyi Bohui Information Technology Co., Ltd.	6508	100
In total	6508	100

2.Transfer Consideration

2.1 The object equity transferred by Party A to Party B and its subsidiary shareholders’ equity values at RMB [10,028,117.00] (hereinafter referred to as “equity transfer price”).

2.2 The payment time of Party B: Party B shall pay Party A RMB 10,028,117.00 within 30 working days from the date of execution of this equity transfer agreement.

2.3 Party B shall remit the equity transfer price to the designated receivable account of Party A in accordance with the provisions of Article 2.2.

3. Tax of Transfer

3.1 Taxes incurred based on transfer of the target equity shall be assumed by the statutory tax paying obligator in accordance with relevant tax laws and regulations.

3.2 The business registration fee, equity transfer witness fee and other government expenses incurred based on transfer of the target equity shall be assumed by the Company.

4. Representation and Warranty of the Transferor

Party A made the following representation and warranty to Party B on the date of execution of the Agreement, the date of effectiveness of the Agreement and the completion date of equity transfer:

4.1 Party A are legal entities lawfully established and existing pursuant to the laws of the People’s Republic of China (not including Hong Kong Special Administrative Region, Macao Administrative Region and Taiwan Region for the purpose of the Agreement and hereinafter referred to as China) with the capacity civil rights and conducts needed for executing and performing the Agreement. The Agreement entered into by the Parties hereto is the true meaning of Party A.

4.2 Party A have obtained the authorization and approval from the laws, regulations, rules, normative documents and the Articles of Association on execution of the Agreement and performance of obligations hereunder.

4.3 Party A will not violate the Articles of Association or other institutional documents, applicable laws, regulations and normative documents, any government approval or authorization as well as any contracts, agreements and other legal documents binding upon Party A for execution of the Agreement and performance of the obligations hereunder.

4.4 Party A have complete exclusive right of disposal of the target equity. The target equity do not have any rights pledge or any other warranty rights or any other preemptive rights or other limitations of third-party rights.

4.5 The Company has submitted Party B financial statements and all necessary documents and data as of August 31, 2018 (hereinafter referred to as the financial statements). Party A and Party B hereby recognize that the financial statements correctly reflect the financial standings and other conditions of the Company as of August 31, 2018.

4.6 The financial statements have specified all debts, arrears and outstanding taxes of the Company as of August 31, 2018. Except that, the Company does not have other debts, arrears and outstanding taxes other than regular operation since its registration of establishment;

4.7 The Company has not worked on or participated in any acts against the Chinese laws and regulations possible to make the Company suffer from revocation of business license, fine or other administrative penalties or legal sanctions seriously effecting its businesses for the present and in the future;

4.8 The Company has not concealed or made false/wrong representations on any lawsuits, arbitrations, investigations and administrative procedures that are related to it, closed, in progress or about to start.

5. Representation and Warranty of the Transferee

Party B made the following representation and warranty to the Transferor on the date of execution of the Agreement, the date of effectiveness of the Agreement and the completion date of equity transfer:

5.1 Party B is a real entity lawfully established and existing pursuant to the laws of Hong Kong Special Administrative Region of the People’s Republic of China with the capacity civil rights and conducts needed for executing and performing the Agreement. The Agreement entered into by the Parties hereto is the true meaning of Party B.

5.2 Party B have obtained the authorization and approval from the laws, regulations, rules, normative documents and the Articles of Association on execution of the Agreement and performance of obligations hereunder.

5.3 Party B will not violate the Articles of Association or other institutional documents, applicable laws, regulations and normative documents, any government approval or authorization as well as any contracts, agreements and other legal documents binding upon Party B for execution of the Agreement and performance of the obligations hereunder.

5.4 The source of fund for payment of transfer consideration is lawful and Party B promises to perform the obligation of consideration payment truthfully on schedule.

6. Completion of Equity Transfer

6.1 The Parties hereunder shall apply for handling the approval and filing of transfer of the target equity at relevant competent department of the government within 30 days since execution of the Agreement.

6.2 The Parties hereto shall jointly apply to the industrial and commercial registration authority for the registration of the changed object equity, and file a registration with the Asset Management Association of China after the completion of registering the transferred object equity in the name of Party B.

6.3 The Parties hereto shall positively cooperate and facilitate the Company to positively cooperate with handling the approval, filing and business registration procedures for transfer of the target equity, including but not limited to providing necessary documents, proofs and data for handling the procedures.

6.4The Parties hereto confirm that the date of the equity delivery shall be the first day of the following month after the effectiveness of the Agreement. From the date of the equity delivery, Party B shall be the equity holder of the relevant shareholders’ rights corresponding to such equity.

7. Liability for Default

7.1 Any party violating any provision of the Agreement or making untrue representations or warranties hereunder shall constitute default. The defaulting party shall be liable for default against the observant party. The liability for default includes but is not limited to continued performance, payment of liquidated damages, compensation for loss and rescission of the Agreement based on the specific situation of default.

7.2 Unless otherwise specified in relevant provisions of the Agreement, the defaulting Party shall compensate for the direct loss incurred to another party out of default, including but not limited to arbitration fee for pursuit of the loss by the observant party (including but not limited to case hearing fee and handling fee, etc.), legal fare (including but not limited to case hearing fee, cost of preservation and execution fee, etc.), evaluation fee, audit fee, attorney fee and travel expense, etc.

8. Governing Law and Dispute Resolution

8.1 Signing, interpretation and performance of the Agreement shall be applicable to the Chinese laws.

8.2 The Parties hereto shall first settle any dispute arising from or related to the Agreement through friendly negotiation. Should negotiation fail, the Parties hereto shall submit to Shenzhen Court of International Arbitration to be arbitrated in accordance with the then effective arbitration rules upon application for arbitration. The arbitration court shall be comprised of 3 members. The arbitral award shall be final and binding upon the Parties hereto. The court shall be opened in Guangzhou.

9. Other Provisions

9.1 The Agreement shall come into force from the date of execution by the Parties hereto.

9.2 The Agreement is made in triplicate, with each party holding one copy. Each copy shall have the same legal effect.

9.3 In the event of any inconsistency between this Agreement and the equity transfer agreement submitted to the Administration for Industry and Commerce, this Agreement shall prevail.

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Party A: Beijing Trans-Link Investment Co., Ltd.

/s/ Seal of Beijing Trans-Link Investment Co., Ltd.

Party B: Chengdu Puyi Bohui Information Technology Co., Ltd.

/s/ Seal of Chengdu Puyi Bohui Information Technology Co., Ltd.

Target Company: Fanhua Puyi Fund Sales Co., Ltd.

/s/ Seal of Fanhua Puyi Fund Sales Co., Ltd.